DECLARATION OF TRUST
                                       OF
             FIRST TRUST SENIOR FLOATING RATE 2022 TARGET TERM FUND

                        (a Massachusetts Business Trust)

                          Dated as of October 14, 2016


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                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I     NAME AND DEFINITIONS.............................................1

     Section 1.1     Name......................................................1

     Section 1.2     Definitions...............................................1

ARTICLE II    NATURE AND PURPOSE OF TRUST......................................3

ARTICLE III   REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS....................4

ARTICLE IV    BENEFICIAL INTERESTS; SHAREHOLDERS...............................4

     Section 4.1     Shares of Beneficial Interest.............................4

     Section 4.2     Issuance of Shares........................................4

     Section 4.3     Rights of Shareholders....................................4

     Section 4.4     Ownership and Transfer of Shares..........................5

     Section 4.5     Voting by Shareholders....................................6

     Section 4.6     Meetings..................................................6

     Section 4.7     Quorum and Action.........................................6

     Section 4.8     Action by Written Consent in Lieu of Meeting of
                        Shareholders...........................................7

     Section 4.9     Classes of Shares.........................................7

     Section 4.10    Disclosure of Shareholder Holdings........................9

     Section 4.11    Access to Trust Records...................................9

     Section 4.12    Communications with Shareholders..........................9

ARTICLE V     THE TRUSTEES.....................................................9

     Section 5.1     Management of the Trust...................................9

     Section 5.2     Qualification, Number and Class...........................9

     Section 5.3     Term and Election........................................10

     Section 5.4     Resignation, Retirement and Removal......................10

     Section 5.5     Vacancies................................................10

     Section 5.6     Ownership of Assets of the Trust.........................10

ARTICLE VI    POWERS OF TRUSTEES..............................................11

     Section 6.1     General Powers...........................................11

     Section 6.2     Certain Specific Powers..................................11

     Section 6.3     Issuance and Repurchase of Shares........................14

     Section 6.4     Delegation; Committees...................................14


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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
     Section 6.5     Collection and Payment...................................14

     Section 6.6     Expenses.................................................14

     Section 6.7     Manner of Acting.........................................15

     Section 6.8     By-laws..................................................15

     Section 6.9     Principal Transactions...................................15

     Section 6.10    Effect of Trustees' Determination........................15

ARTICLE VII   SERVICE PROVIDERS...............................................15

     Section 7.1     Investment Adviser and Administrator.....................15

     Section 7.2     Underwriter; Transfer Agent; Shareholder Servicing
                        Agent; Custodian......................................16

     Section 7.3     Parties to Contract......................................16

     Section 7.4     Further Authority of Trustees............................16

ARTICLE VIII  DISTRIBUTIONS; DETERMINATION OF NET ASSET VALUE.................17

     Section 8.1     Distributions............................................17

     Section 8.2     Determination of Net Asset Value; Valuation of
                        Portfolio Assets......................................17

     Section 8.3     Reserves.................................................17

     Section 8.4     Determination by Trustees................................17

ARTICLE IX    LIMITATION OF LIABILITY AND INDEMNIFICATION.....................18

     Section 9.1     No Personal Liability of and Indemnification of
                        Shareholders..........................................18

     Section 9.2     Limitation of Liability of Trustees and Others...........18

     Section 9.3     Experts; No Bond or Surety...............................19

     Section 9.4     Liability of Third Persons Dealing with the Trust or
                        Trustees..............................................19

     Section 9.5     Indemnification and Advancement of Expenses..............20

     Section 9.6     Further Indemnification..................................21

     Section 9.7     Amendments and Modifications.............................21

     Section 9.8     Derivative Actions.......................................21

ARTICLE X     TERMINATION; REORGANIZATIONS AND SALE OF ASSETS; CONVERSION.....24

     Section 10.1    Termination of Trust or Class............................24

     Section 10.2    Sale of Assets; Reorganization; Certain Transactions.....25


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                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
     Section 10.3    Conversion...............................................27

     Section 10.4    Combination of Classes...................................28

ARTICLE XI    AMENDMENTS; FILINGS; MISCELLANEOUS..............................28

     Section 11.1    Amendments to Declaration................................28

     Section 11.2    Filings; Copies of Declaration; Counterparts; Headings...28

     Section 11.3    Trustees May Resolve Ambiguities.........................29

     Section 11.4    Applicable Law; Jury Waiver..............................29

     Section 11.5    Provisions in Conflict with Law or Regulations...........30

     Section 11.6    Writings.................................................30


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                              DECLARATION OF TRUST
                                       OF
             FIRST TRUST SENIOR FLOATING RATE 2022 TARGET TERM FUND

      THIS DECLARATION OF TRUST is made as of this 14th day of October, 2016, by the initial Trustee hereunder;

      NOW, THEREFORE, the Trustee and any successor Trustees elected or appointed in accordance with Article V hereof hereby declare that they will hold all cash, securities and other assets and properties, which the Trust may from time to time acquire in any manner, IN TRUST, and that they will manage and dispose of the same and manage the affairs and business of the Trust upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

                         ARTICLE I NAME AND DEFINITIONS

      SECTION 1.1 NAME. This Trust shall be known as "First Trust Senior Floating Rate 2022 Target Term Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      SECTION 1.2 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided, the following terms have the following respective meanings:

      (a) "By-laws" means the By-laws of the Trust referred to in Section 6.8 hereof, as from time to time amended.

      (b) "Class" means the one or more classes of Shares (as defined below) of the Trust as may be established and designated as a Class from time to time by the Trustees pursuant to Section 4.9 hereof.

      (c) "Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

      (d) "Commission" shall have the same meaning given to such term in the 1940 Act (as defined below).


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      (e) "Common Shares" shall mean a class of an unlimited number of common shares of the Trust, par value $.01 per share.

      (f) "Complaining Shareholder(s)" shall have the meaning set forth in
Section 9.8 hereof.

      (g) "Declaration" means this Declaration of Trust as amended, supplemented or amended and restated from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein," and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

      (h) "He," "Him" and "His" shall include the feminine and neuter, as well as the masculine, genders.

      (i) "Interested Person" shall have the same meaning given to such term in the 1940 Act (as defined below).

      (j) "Majority Shareholder Vote" means the vote of a majority of the outstanding voting securities as defined in the 1940 Act (as defined below).

      (k) "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the rules thereunder, all as amended from time to time, as may apply to the Trust, including pursuant to any exemptive, interpretive or other relief or guidance issued by the Commission or the staff of the Commission under such Act.

      (l) "Outstanding Shares" means those Shares (as defined below) shown from time to time on the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed, repurchased, cancelled or terminated by the Trust.

      (m) "Person" means and includes natural persons, corporations, partnerships, limited partnerships, business trusts, limited liability partnerships, statutory trusts, limited liability companies, trusts, associations, joint ventures, estates, nominees and any other entity in its own or any representative capacity, whether or not legal entities, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign.

      (n) "Preferred Shares" shall refer to those shares that may be issued in one or more series or classes pursuant to Section 4.9 hereof.

      (o) "Principal Shareholder" and its "affiliate" or "associate" shall have the meanings set forth in Section 10.2 hereof.

      (p) "Prospectus" means the prospectus and statement of additional information with respect to the Trust or one or more Classes thereof as the context shall require, as contained in the most recent effective registration statement filed with the Commission with respect to the Trust or one or more


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such Classes thereof, as the same may be supplemented or modified from time to time in accordance with the requirements of the federal securities laws.

      (q) "Shareholder" means a record owner of Outstanding Shares.

      (r) "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Common Shares and any Preferred Shares that may be established and designated by the Trustees, and includes fractions of Shares as well as whole Shares.

      (s) "Statement" shall have the meaning set forth in Section 4.9 hereof.

      (t) "Trust" refers to the voluntary association with transferable shares established by this Declaration, as the same may be amended from time to time.

      (u) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust.

      (v) "Trustees" means, at any time, the person or persons who have signed this Declaration and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article V hereof, in each case if they shall at that time continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as Trustees hereunder.

                                   ARTICLE II

                          NATURE AND PURPOSE OF TRUST

      The Trust set forth in this instrument shall be deemed made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth as a voluntary association with transferable shares (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers. The purpose of the Trust is to engage in, operate and carry on the business of a closed-end management investment company, and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith and, without limiting the foregoing or the other provisions hereof, the Trust may exercise all powers which are ordinarily exercised by a Massachusetts business trust.


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                                      -4-


                                  ARTICLE III

                 REGISTERED AGENT; PRINCIPAL PLACE OF BUSINESS

The registered agent of the Trust is CT Corporation at its office at 155 Federal Street, Boston, Massachusetts 02110. The principal place of business of the Trust is 120 East Liberty Drive, Wheaton, IL 60187. The Trustees may, from time to time, change the registered agent of the Trust and the principal place of business of the Trust.

                                   ARTICLE IV

                       BENEFICIAL INTERESTS; SHAREHOLDERS

      SECTION 4.1 SHARES OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall be divided into such Shares of beneficial interest, of such Classes, and of such designations and par values (if any) and with such rights, preferences, privileges, limitations, restrictions and such other relative terms as shall be determined by the Trustees from time to time. The number of Shares is unlimited. The Trustees shall have full power and authority to take such action with respect to the Shares as the Trustees may deem desirable.

      SECTION 4.2 ISSUANCE OF SHARES. (a) Shares may be issued from time to time to such Persons (including, without limitation, any Trustee, officer, or agent of the Trust or any Person in which a Trustee, officer or agent of the Trust has an interest) either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may, in connection with an issuance of Shares, acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities), and all Shares so issued hereunder, including without limitation Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. The Trust shall have the right to refuse to issue Shares to any Person at any time and without any reason therefor whatsoever.

      (b) The Trust may issue Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust.

      (c) Any Shares issued by the Trust which have been purchased, redeemed or otherwise reacquired by the Trust shall be retired automatically and shall have the status of unissued Shares.

      SECTION 4.3 RIGHTS OF SHAREHOLDERS. The ownership of the Trust Property of every description and the right to conduct any business herein described is vested exclusively in the Trustees, acting in the name of the Trust. The Shareholders shall have no right or title in or to the Trust Property or to call for any partition or division of any property, profits, rights or interests of the Trust and the Shareholders shall have no interest therein other than the


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beneficial interest conferred by their Shares. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the continuance of the Trust shall neither operate to terminate the Trust nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said Shareholder under this Declaration. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay, provided however that any sales loads or charges, redemption fees, account fees or any other fees or charges not prohibited as charges to Shareholders under applicable law shall not be deemed to be an assessment for the purposes of this Declaration. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The holders of Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust that it may hereafter issue or sell, or have any preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine from time to time. Every Shareholder, by virtue of purchasing Shares and becoming a Shareholder, shall be held to have expressly assented and agreed to the terms of this Declaration and shall be bound thereby.

      SECTION 4.4 OWNERSHIP AND TRANSFER OF SHARES. (a) The ownership and transfer of Shares shall be recorded on the books of the Trust or, if there is a transfer or similar agent with respect to such Shares, on the books and records of such transfer or similar agent with respect to such Shares, which records shall be maintained separately for each Class of the Trust. No certificates representing the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules or impose such restrictions as they consider necessary or appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder. No Shareholder shall be entitled to receive any payment of a dividend or distribution, or to have notice given to him as provided herein or in the By-laws, until he has provided such information as shall be required to the Trust or, as applicable, the Trust's transfer or similar agent with respect to his Shares.

      (b) In the event any certificates representing Outstanding Shares are at any time outstanding, the Trustees may at any time or from time to time determine that Shares shall no longer be represented by certificates, and in connection therewith, upon written notice to any Shareholder holding certificates representing Outstanding Shares, such certificates shall be cancelled, provided that such cancellation shall not affect the ownership by such Shareholder of such Shares, and following such cancellation, ownership and transfer of such Shares shall be recorded by book entry on the books of the Trust or its transfer or similar agent.


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      SECTION 4.5 VOTING BY SHAREHOLDERS. (a) Shareholders shall not have the power to vote on any matter except: (i) for the election or removal of Trustees only to the extent and as provided in Article V hereof, (ii) with respect to a sale of assets or reorganization or similar transaction only to the extent and as provided in Section 10.2 hereof, (iii) with respect to the conversion of the Trust to an "open-end company" to the extent and as provided in Section 10.3 hereof, and (iv) with respect to such additional matters relating to the Trust as may be required by law, this Declaration or as the Trustees may consider and determine necessary or desirable.

      (b) Each whole Share shall entitle the holder thereof to one vote as to any matter on which the holder in entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees or on any other matter submitted to a vote of the Shareholders. Shares may be voted in person or by proxy. Until Shares of the Trust or any Class are issued, the Trustees may exercise all rights of Shareholders of the Trust or such Class and may take any action required or permitted by law, this Declaration or the By-laws of the Trust to be taken by Shareholders of the Trust or Class.

      Only Shareholders who are owners of record on the books of the Trust on the applicable record date will be entitled to vote on a matter. For the avoidance of doubt, the Trust shall be entitled to rely on any vote cast by a Shareholder, and may assume, without any further or independent investigation, that a vote cast by a Shareholder that holds of record Shares on behalf of one or more beneficial owners of Shares was taken in accordance with all applicable laws and regulations governing the relationship between the Shareholder and its beneficial owners and/or any contractual provision or other arrangement with any beneficial owner of Shares holding through such Shareholder.

      (c) On any matter submitted to a vote of the Shareholders of the Trust, all Shares of all Classes then entitled to vote shall be voted together, except that (i) when required by the 1940 Act, this Declaration or any Statement as defined in Section 4.9 below, to be voted by individual Class, Shares shall be voted by individual Class, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more Classes, only Shareholders of such one or more Classes shall be entitled to vote thereon.

      SECTION 4.6 MEETINGS. Meetings of the Shareholders of the Trust or any one or more Classes may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter determined by the Trustees to be necessary or desirable. The Trustees may set in the By-laws provisions relating to the calling and holding of meetings (including the holding of meetings by electronic or other similar means), notice of meetings, record dates, place of meetings, conduct of meetings, voting by proxy, postponement, adjournment or cancellation of meetings and related matters.

      SECTION 4.7 QUORUM AND ACTION. (a) The Trustees shall set forth in the By-laws the quorum required for the transaction of business by the Shareholders at a meeting, which quorum requirement may vary by Class and by the action to be


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taken at the meeting, which quorum shall in no event be less than the holders of thirty percent (30%) of the Shares entitled to vote at such meeting or on such action. If a quorum is present when a duly called and held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

      (b) The Shareholders shall take action by the affirmative vote of the holders of Shares representing a majority, except in the case of the election of Trustees which shall only require a plurality, of votes cast at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by applicable law or any provision of this Declaration, any Statement or the By-laws.

      SECTION 4.8 ACTION BY WRITTEN CONSENT IN LIEU OF MEETING OF SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the Shareholders may be taken, if so directed by the Trustees, without a meeting by written action executed by Shareholders, as of a record date specified in accordance with the By-laws, holding not less than the minimum number of Shares that would have been necessary to take the action at a meeting, assuming that all of the Shareholders entitled to vote on that action were present and voting at that meeting. The written action shall be effective when it has been executed by the requisite number of Shareholders and delivered to the Secretary of the Trust, unless a different effective time is provided in the written action. Such a consent may be executed and delivered by electronic means in accordance with any procedures that may be adopted by the Trustees from time to time.

      SECTION 4.9 CLASSES OF SHARES. The Trust shall initially consist of one Class of an unlimited number of Common Shares. The Trustees may from time to time authorize the division of Shares of the Trust into additional Classes and any such Classes may be further divided into series or sub-classes, and if so divided, all references to Classes herein shall include references to any series or sub-class thereof, except as the context may otherwise require. The relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class and any series or sub-class thereof shall be established and designated by the Trustees and may be modified by the Trustees from time to time. The Trustees may combine Shares of any Class or any series or sub-class thereof into a greater or lesser number, including, without limitation, by a division or combination accomplished by means of a stock split or a reverse stock split, without thereby changing their proportionate beneficial interest in the Trust; classify or reclassify any issued or unissued Shares of any Class or any series or sub-class thereof into one or more Classes, series or sub-classes; combine two or more Classes or series or sub-classes thereof into a single Class or series or sub-class; terminate any one or more Classes or series or sub-classes thereof; change the name or other designation of a Class or series or sub-class thereof; and take such other action with respect to the Classes or series or sub-classes thereof as the Trustees may deem desirable. To the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Classes, or series or sub-classes thereof, the Trustees may allocate assets, liabilities, income and expenses to a particular Class or series or sub-class thereof or apportion the same among two or more Classes or series or sub-classes thereof. Except as may be specifically


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set forth in this Declaration or in a Statement establishing and designating
Classes of Shares, the Shares shall have the powers, preferences, rights, qualifications, limitations and restrictions described below:

      (a) Common Shares.

            (i) Subject to the rights of the holders of the Preferred Shares, if any, in the event of the termination of the Trust, the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

            (ii) The holders of the Common Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Common Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine.

            (iii) Subject to the rights of the holders of the Preferred Shares, if any, dividends or other distributions, when, as and if declared by the Trustees, shall be shared equally by the holders of Common Shares on a share for share basis. Any dividends or other distributions or any portion thereof as declared and distributed may be paid in cash to the holder, or alternatively, be reinvested in full and fractional Shares of the Trust as directed by the Trustees, or, if so permitted by the Trustees, at the election of the Shareholder.

      (b) Preferred Shares. Preferred Shares may be issued from time to time in one or more series or sub-classes with distinctive serial designations and (i) may have such voting powers, full or limited; (ii) may be subject to redemption at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other Class or series or sub-class; (iv) may have such rights upon the termination of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, Shares of any other Class or series or sub-class of the Trust, at such price or prices or at such rates of exchange and with such adjustments; and (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Trustees (or a Committee thereof) in accordance with subsection (c) below. Any of such matters may be made dependent upon facts ascertainable outside this Declaration, or outside the resolution or resolutions providing for the issue of such Preferred Shares.

      (c) The division of Shares of the Trust into Shares of one or more Classes in addition to the Common Shares, including any Preferred Shares issued hereunder from time to time, shall be authorized by the vote of a majority of the Trustees, or by a Committee thereof specifically so authorized by the Trustees, and shall be evidenced by a written statement setting forth such establishment and designation and the relative rights and preferences of such Class or Classes, and the effective date of such establishment and designation


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(the "Statement"), executed by such one or more officers of the Trust as shall be authorized by the Trustees, or any authorized Committee thereof, and shall further be filed in accordance with the provisions of Section 11.2 hereof. Additions or modifications to a Statement, including, without limitation, any termination of an existing Class, shall be made in the same manner as is permitted for the establishment and designation of such Class. Unless otherwise set forth in the Statement to the contrary, no such Statement shall constitute an amendment to or a part of this Declaration.

      SECTION 4.10 DISCLOSURE OF SHAREHOLDER HOLDINGS. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code; to comply with the requirements of any other law or regulation; or as the Trustees may otherwise decide, and ownership of Shares may be disclosed by the Trust as the Trustees may decide or as so required by applicable law.

      SECTION 4.11 ACCESS TO TRUST RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation, provided that the records need not be kept within the Commonwealth of Massachusetts.

      SECTION 4.12 COMMUNICATIONS WITH SHAREHOLDERS. Any notices, reports, statements or communications with Shareholders of any kind required under this Declaration, including any such communications with Shareholders or their counsel or other representatives required under Section 9.8 hereof, or otherwise made by the Trust or its agents on behalf of the Trust, shall be governed by the provisions pertaining thereto in the By-laws.

                                   ARTICLE V

                                  THE TRUSTEES

      SECTION 5.1 MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, including, without limitation, those powers described more fully in Article VI hereof.

      SECTION 5.2 QUALIFICATION, NUMBER AND CLASS. Each Trustee shall be a natural person. A Trustee need not be a citizen of the United States or a resident of the Commonwealth of Massachusetts. By action of the initial Trustee or thereafter by action of two-thirds (2/3) of the Trustees as may then be in office, the Trustees may from time to time establish the number of Trustees. If so provided in the By-laws, the Board may be divided into more than one class. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 5.4 hereof.


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      SECTION 5.3 TERM AND ELECTION. Each Trustee shall be appointed or elected for such term as shall be determined in accordance with the By-laws, and, except as provided in Section 5.4 below, a Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor, if any, is elected, qualified and serving as a Trustee hereunder. Any Trustee vacancy may be filled by the affirmative action of a majority of the Trustees then in office, except as prohibited by the 1940 Act, or, if for any reason there are no Trustees then in office, vacancies may be filled by the officers of the Trust elected pursuant to Section 6.2(b)(iii) hereof, or may be filled in any other manner permitted by the 1940 Act.

      SECTION 5.4 RESIGNATION, RETIREMENT AND REMOVAL. Any Trustee may resign or retire as a Trustee by an instrument in writing signed by him and delivered or mailed to the Chair, if any, the President or the Secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. The Trustees may, by a two-thirds (2/3) vote, adopt policies from time to time relating to term limits and/or retirement of the Trustees. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees or declared incompetent by a court of appropriate jurisdiction, may be retired by written instrument signed by a majority of the other Trustees. Except as aforesaid, any Trustee may be removed from office only (i) by action of at least two-thirds (2/3) of the voting power of the Outstanding Shares, except that any Trustees elected or appointed with respect to a particular Class of Shares may be removed only by the action of at least two-thirds (2/3) of the voting power of the Outstanding Shares of that Class, or (ii) by the action of at least two-thirds (2/3) of the remaining Trustees, specifying the date when such removal shall become effective. Except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the Trustees, no resigning, retiring or removed Trustee shall have any right to any compensation for any period following his resignation, retirement or removal, or any right to damages on account of such resignation, retirement or removal.

      SECTION 5.5 VACANCIES. The death, resignation, retirement, removal or incapacity of one or more of the Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Trustees.

      SECTION 5.6 OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All right, title and interest in the assets of the Trust shall at all times be considered as automatically vested in the Trustees as shall be from time to time in office. Upon the resignation, retirement, removal, incapacity or death of a Trustee, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective without the execution or delivery of any conveyancing or other instruments. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof.

                                   ARTICLE VI

                               POWERS OF TRUSTEES

      SECTION 6.1 GENERAL POWERS. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust but with full powers of delegation, except as may otherwise be expressly prohibited by this Declaration. The Trustees shall have the power to direct the business and affairs of the Trust and carry on the Trust's operations and maintain offices both within and outside the Commonwealth of Massachusetts, and to do or authorize all such other things and execute or authorize the execution of all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust. With respect to any power or authority of the Trustees hereunder, whether stated or implied, the Trustees shall have all further powers and authority as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any action authorized by the Trustees. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Without limiting the foregoing, the Trustees shall have power and authority to operate and carry on the business of an investment company and the Trustees shall exercise all the powers as are necessary, convenient, appropriate, incidental or customary in connection therewith and may exercise all powers which are ordinarily exercised by the trustees of a business trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid general powers. Whenever in this Declaration the Trustees are given authority to act on behalf of the Trust or to direct, authorize or cause the Trust to take any action, such power and authority shall apply, mutatis mutandis, to any action of the Trust on behalf of any Class or series or sub-class thereof.

      SECTION 6.2 CERTAIN SPECIFIC POWERS. (a) Investments. The Trustees shall not in any way be bound or limited by present or future laws, rules, regulations or customs in regard to investments by fiduciaries, but shall have full authority and power to authorize the Trust to make, invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to borrow, to sell, terminate, exercise or otherwise dispose of, to lend or to pledge, to write, enter into, engage, trade or deal in any and all investments or investment strategies as they may deem proper at any time and from time to time to accomplish the purpose of the Trust. In furtherance of, and in no way limiting, the foregoing, the Trustees shall have power and authority to authorize the Trust:

            (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other assets;

            (ii) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form or either in the Trust's name or in the name of a custodian or a nominee or nominees;

            (iii) to exercise all rights, powers and privileges of ownership or interest in all securities and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such assets;

            (iv) to acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, tangible or intangible, including cash, securities, currencies, any commodities, and any interest therein;

            (v) to borrow money for any purpose and in this connection issue notes or other evidence of indebtedness;

            (vi) to secure borrowings by mortgaging, pledging or otherwise subjecting as security all or any portion of the Trust Property;

            (vii) to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person;

            (viii) to lend money or any other Trust Property;

            (ix) to aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest and to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest;

            (x) to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm;

            (xi) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust;

            (xii) to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer;

            (xiii) to pay calls or subscriptions with respect to any security held in the Trust; and

            (xiv) to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

      (b) Additional Powers. The Trustees shall have the power and authority on behalf of the Trust:

            (i) to employ, engage or contract with, or make payments to, such Persons as the Trustees may deem desirable for the transaction of the business of the Trust, including, without limitation, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member, whether as agents or independent contractors of the Trust, or as delegates of the Trustees, officers or any other Person who may be involved with the management of the business affairs of the Trust, to have such titles, and such rights, powers and duties as the Trustees may determine from time to time, and to terminate any such employment, engagement or contract or other relationship;

            (ii) to authorize the Trust to enter into joint ventures, partnerships and any other combinations or associations;

            (iii) to elect and remove such officers as they consider appropriate;

            (iv) to authorize the Trust to indemnify any Person with whom the Trust has dealings, including, without limitation, any service provider employed pursuant to Article VII hereof, to such extent as the Trustees shall determine;

            (v) to authorize the Trust to purchase, and pay for out of Trust Property, (A) insurance policies insuring the Shareholders, Trustees, officers, employees and any other Persons, including, without limitation, any service provider employed pursuant to Article VII hereof, against any or all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity whether or not the Trust would have the power to indemnify such Person against such liability, (B) insurance for the protection of Trust Property, (C) insurance as may be required by applicable law, or (D) such other insurance as the Trustees shall deem advisable, in each case as the Trustees shall determine;

            (vi) to authorize the Trust to establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any Trustees, officers, employees and agents of the Trust;

            (vii) to authorize the Trust to guarantee indebtedness or contractual obligations of others;

            (viii) to determine and change the fiscal year of the Trust and the method by which its accounts shall be kept;

            (ix) to adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; and

            (x) to engage in any other lawful act or activity in connection with or incidental to any of the powers enumerated in this Declaration, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

      (c) The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing in no way to limit the Trustees' powers and authority.

      SECTION 6.3 ISSUANCE AND REPURCHASE OF SHARES. The Trustees shall have the power to authorize the Trust to issue, sell, repurchase, redeem for any purpose, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares and in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares.

      SECTION 6.4 DELEGATION; COMMITTEES. The Trustees shall have power to delegate from time to time to one or more of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, except to the extent such delegation is prohibited by applicable law. Without limiting the foregoing, and notwithstanding any provisions herein to the contrary, the Trustees may by resolution appoint committees consisting of one or more, but less than the whole number of, Trustees then in office and such other members as the Trustees shall approve, which committees may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committees were the acts of all the Trustees then in office.

      SECTION 6.5 COLLECTION AND PAYMENT. The Trustees shall have the power to authorize the Trust or its agents to: collect all money or other property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, arbitrate, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any money or other property is owed to the Trust; and to enter into releases, agreements and other instruments; but the Trustees shall have no liability for failing to authorize any of the foregoing.

      SECTION 6.6 EXPENSES. The Trustees shall have the power to authorize the Trust to incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carry out any of the purposes of this Declaration, to pay compensation from the funds of the Trust to themselves as Trustees and to reimburse themselves from the funds of the Trust for their expenses and disbursements. The Trustees shall approve the compensation of all officers, employees and Trustees.

      SECTION 6.7 MANNER OF ACTING. Except as otherwise provided herein, under applicable law or in the By-laws, any action to be taken or determination made by the Trustees may be taken or made by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of Trustees then in office. Any such action or determination may be made by reference to one or more documents or instruments or policies or procedures outside this Declaration and outside the resolutions of the Trustees. Except as set forth specifically in this Declaration, any action that may be taken by the Trustees may be taken by them in their sole discretion and without the vote or consent of Shareholders.

      SECTION 6.8 BY-LAWS. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and shall have the exclusive power to amend or repeal such By-laws.

      SECTION 6.9 PRINCIPAL TRANSACTIONS. Except in transactions not permitted by the 1940 Act, or otherwise prohibited by Section 10.2(b) of this Declaration, the Trustees may authorize the Trust to buy any securities or other assets from or sell or lend any securities or other assets of the Trust to, any affiliate of the Trust or any account managed by an affiliate of the Trust, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any service provider employed pursuant to Article VII hereof.

      SECTION 6.10 EFFECT OF TRUSTEES' DETERMINATION. Any action taken or determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration shall be final and conclusive and shall be binding upon the Trust, every holder at any time of Shares and any other Person.

                                  ARTICLE VII

                               SERVICE PROVIDERS

      SECTION 7.1 INVESTMENT ADVISER AND ADMINISTRATOR. The Trust may enter into contracts with one or more Persons, to act as investment adviser, investment sub-adviser, manager, administrator, sub-administrator or other agent to the Trust, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may deem advisable. The Trustees may also authorize any adviser or sub-adviser to employ one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.

      SECTION 7.2 UNDERWRITER; TRANSFER AGENT; SHAREHOLDER SERVICING AGENT; CUSTODIAN. The Trust may enter into a contract or contracts with one or more Persons to act as underwriters, dealers or placement agents whereby the Trust may either agree to sell Shares of the Trust or any Class to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trust may from time to time enter into transfer agency, sub-transfer agency and/or shareholder servicing contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may deem advisable.

      All securities and cash of the Trust shall be held pursuant to a written contract or contracts with one or more custodians and subcustodians or shall otherwise be held in accordance with the 1940 Act.

      SECTION 7.3 PARTIES TO CONTRACT. Any contract of the character described in this Article VII may be entered into with any Person, including, without limitation, the investment adviser, any investment sub-adviser or an affiliate of the investment adviser or sub-adviser, although one or more of the Trustees, officers or Shareholders of the Trust may be an officer, director, trustee, shareholder or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VII or the By-laws. The same Person may be a party to more than one contract entered into pursuant to this Article VII and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Article VII.

      SECTION 7.4 FURTHER AUTHORITY OF TRUSTEES. The authority of the Trustees hereunder to authorize the Trust to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Article VII shall in no way be deemed to limit the power and authority of the Trustees as set forth in Section 6.2 hereof to authorize the Trust to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

                                  ARTICLE VIII

                DISTRIBUTIONS; DETERMINATION OF NET ASSET VALUE

       SECTION 8.1 DISTRIBUTIONS. The Trustees (or any committee so authorized by the Trustees) may from time to time declare and authorize the payment of, or may prescribe and set forth in a duly adopted vote or votes of the Trustees, the bases and time or frequency, which may be monthly or otherwise, for the declaration and payment of, such dividends and distributions on Shares of a particular Class as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. All dividends and distributions on Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of Shares of that Class held by such Shareholders at the date and time of record for the payment of such dividends or distributions, subject to any variations with respect to Classes of Shares, if any, and in a manner consistent with the 1940 Act and the Code. Such distributions may be paid in cash and/or in securities or other property, and the composition of any such distribution shall be determined by the Trustees and may be different among Shareholders (including differences among Shareholders in the same Class).

      SECTION 8.2 DETERMINATION OF NET ASSET VALUE; VALUATION OF PORTFOLIO ASSETS. The Trustees may from time to time prescribe such bases and times for determining the per Share net asset value of the Shares of the Trust or any Class thereof and may prescribe or approve the procedures and methods for determining the value of portfolio assets as they may deem necessary or desirable.

      SECTION 8.3 RESERVES. The Trustees may set apart, from time to time, out of any funds of the Trust or funds allocable to a Class thereof a reserve or reserves for any proper purpose, and may abolish any such reserve.

      SECTION 8.4 DETERMINATION BY TRUSTEES. The Trustees may make, or may authorize any one or more officers to make, any determinations they deem necessary with respect to the provisions of this Article VIII, including, but not limited to, the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust; the number of Shares of the Trust issued or issuable; the net asset value per Share; and any of the foregoing matters as it may pertain to any Class.

                                   ARTICLE IX

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

      SECTION 9.1 NO PERSONAL LIABILITY OF AND INDEMNIFICATION OF SHAREHOLDERS. No personal liability for any debt, liability or obligation or expense incurred by, contracted for, or otherwise existing with respect to, the Trust or any Class shall attach to any Shareholder or former Shareholder of the Trust. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Shares or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

      SECTION 9.2 LIMITATION OF LIABILITY OF TRUSTEES AND OTHERS. (a) No Liability to Third Parties. No person who is or has been a Trustee, officer or employee of the Trust shall be subject to any personal liability whatsoever to any person, other than the Trust or its Shareholders, in connection with the affairs of the Trust; and all persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

      Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

      All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

      (b) Limitation of Liability to Trust and Shareholders. No person who is or has been a Trustee, officer or employee of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual's office, and for nothing else and shall not be liable for errors of judgment or mistakes of fact or law.

      (c) No Liability for Acts of Others. Without limiting the foregoing limitations of liability contained in this Section 9.2, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, employee, investment adviser, sub-adviser, principal underwriter, custodian or other agent of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee (or for the failure to compel in any way any former or acting Trustee to redress any breach of trust), except in the case of such Trustee's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

      (d) Notice in Instruments. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer on behalf of the Trust shall give notice that this Declaration is on file with the Secretary of State of the Commonwealth of Massachusetts, shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or as officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recitals as they or he or she may deem appropriate, but the omission thereof shall not operate to bind any Trustees or officers or Shareholders individually.

      SECTION 9.3 EXPERTS; NO BOND OR SURETY. The Trustees may rely upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent registered public accounting firm and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The appointment, designation or identification (including in any proxy or registration statement or other document) of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee or as having experience, attributes or skills in any area, or any other appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

      SECTION 9.4 LIABILITY OF THIRD PERSONS DEALING WITH THE TRUST OR TRUSTEES. No person dealing with the Trust or the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trust or Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

      SECTION 9.5 INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. Subject to the exceptions and limitations contained in this Section 9.5, every person who is, or has been, a Trustee, officer or employee of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person"), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

      No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by applicable federal law.

      The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 9.5 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 9.5.

      To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

      As used in this Section 9.5, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, demands, actions, suits, investigations, regulatory inquiries, proceedings or any other occurrence of a similar nature, whether actual or threatened and whether civil, criminal, administrative or other, including appeals, and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      SECTION 9.6 FURTHER INDEMNIFICATION. Nothing contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities pursuant to Section 4.2 hereof or a reorganization or consolidation pursuant to Section 10.2 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article IX.

      SECTION 9.7 AMENDMENTS AND MODIFICATIONS. Without limiting the provisions of Section 11.1(b) hereof, in no event will any amendment, modification or change to the provisions of this Declaration or the By-laws adversely affect in any manner the rights of any Covered Person to (a) indemnification under Section
9.5 hereof in connection with any proceeding in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer or employee of the Trust or (b) any insurance payments under policies maintained by the Trust, in either case with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time of such amendment, modification or change to this Declaration or the By-laws.

      SECTION 9.8 DERIVATIVE ACTIONS. (a) The purpose of this Section 9.8 is to protect the interests of the Trust and its Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and its Shareholders as a result of spurious shareholder demands and derivative actions.

      (b) No Shareholder may bring a derivative or similar action or proceeding in the right of the Trust or any Class to recover a judgment in its favor (a "derivative action") unless each of the following conditions is met:

            (i) Each Complaining Shareholder, as defined below, was a Shareholder of the Trust or of the Class on behalf of or in the right of which the derivative action is proposed to be brought (the "affected Class") at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

            (ii) Each Complaining Shareholder was a Shareholder of the Trust or the affected Class at the time the demand required by subparagraph (iii) below was made;

            (iii) Prior to the commencement of such derivative action, the Complaining Shareholders have made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the Trust or the affected Class (a "demand"). Such written demand shall: (A) be executed by or on behalf of no less than three Complaining Shareholders who together hold not less than 5% of the voting power of the Trust or the affected Class (the "Complaining Shareholders"), none of which shall be related to (by blood or by marriage) or otherwise affiliated with any other Complaining Shareholder (other than as Shareholders of the Trust); and (B) include at least the following:

                  (1) a copy of the proposed derivative complaint, setting forth a detailed description of the action or failure to act complained of, the facts upon which each such allegation is made and the reasonably estimated damages or other relief sought;

                  (2) a statement to the effect that the Complaining
            Shareholders believe in good faith that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Class and an explanation of why the Complaining Shareholders believe that to be the case;

                  (3) a certification that the requirements of subparagraphs (i)
            and (ii) of this paragraph (b) have been met, as well as information reasonably designed to allow the Trustees to verify that certification;

                  (4) a list of all other derivative or class actions in which any of the Complaining Shareholders is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs and the outcome or current status of such actions;

                  (5) a certification by each Complaining Shareholder of the number of Shares of the Trust or the affected Class owned beneficially or of record by such Complaining Shareholder at the time set forth in subparagraphs (i), (ii) and (iii) of this paragraph (b) and an undertaking by each Complaining Shareholder that such Complaining Shareholder will be a Shareholder of the Trust or the affected Class as of the commencement of and throughout the derivative action, and that during such period each Complaining Shareholder will notify the Trust in writing of any sale, transfer or other disposition by the Complaining Shareholders of any such Shares within three business days thereof; and

                  (6) an acknowledgment of the provisions of paragraphs (f) and
            (g) of this Section 9.8 below;

            (iv) the derivative action has not been barred in accordance with paragraph (d) below.

      (c) Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements above, those Trustees who are independent for purposes of considering the demand (the "independent Trustees") will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Class, as applicable. If, during this 90-day period, those independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, those independent Trustees may extend the 90-day period by a period of time that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period (such 90-day period, as it may be extended as provided herein, the "review period"). Notice of any such decision to extend the review period shall be sent in accordance with the provisions of Section 4.12 hereof to the Complaining Shareholders, or the Shareholders' counsel if represented by counsel, in writing within five business days of any decision to extend the period. Trustees who are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders.

      (d) If the demand has been properly made under paragraph (b) of this
Section 9.8, and a majority of the independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Class, as applicable, the demand shall be rejected and the Complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration a majority of the independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall either cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively, or permit the Complaining Shareholders to proceed derivatively, provided however that any counsel representing the interests of the Trust or the affected Class shall be approved by the Trustees. The Trustees, or the appropriate officers of the Trust, shall inform the Complaining Shareholders of any decision reached under this paragraph (d) by sending in accordance with the provisions of Section 4.12 hereof written notice to each Complaining Shareholder, or the Shareholder's counsel, if represented by counsel, within five business days of such decision having been reached.

      (e) If notice of a decision has not been sent to the Complaining Shareholders or the Shareholders' counsel within the time permitted by paragraph
(d) above, and sub-paragraphs (i) through (iv) of paragraph (b) above have been complied with, the Complaining Shareholders shall not be barred by this Declaration from commencing a derivative action.

      (f) A Complaining Shareholder whose demand is rejected pursuant to paragraph (d) above shall be responsible for the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the Trust's consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose. A Shareholder who commences or maintains a derivative action in violation of this Section 9.8 shall reimburse the Trust for the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this Section 9.8. If a court determines that any derivative action has been brought without reasonable cause or for an improper purpose, the costs and expenses (including attorneys' fees) incurred by the Trust in connection with the action shall be borne by the Shareholders who commenced the action.

      (g) The Trust shall be responsible for payment of attorneys' fees and legal expenses incurred by a Complaining Shareholder in any circumstances only if required by law. Any attorneys' fees so incurred by a Complaining Shareholder that the Trust is obligated to pay on the basis of hourly rates shall be calculated using reasonable hourly rates.

      (h) A Shareholder of a particular Class of the Trust shall not be entitled in such capacity to commence a derivative action on behalf of any other Class of the Trust.

                                   ARTICLE X

          TERMINATION; REORGANIZATIONS AND SALE OF ASSETS; CONVERSION

      SECTION 10.1 TERMINATION OF TRUST OR CLASS. (a) Unless earlier terminated or unless the term is extended, in each case as provided in this paragraph (a) of Section 10.1, the Trust shall continue its operations in the ordinary course until no later than the close of business on or about February 1, 2022, provided that the Trustees may take such steps prior to February 1, 2022 as they deem appropriate in anticipation of ceasing operations in the ordinary course on such date, including any actions permitted by paragraph (b) below; and following February 1, 2022, the Trustees shall proceed to wind up the affairs of the Trust in accordance with paragraph (b) below. Notwithstanding the foregoing, (i) the Trust or a class may be terminated by action of the Trustees at any time prior to the close of business on February 1, 2022, (ii) the term of the Trust may be extended beyond February 1, 2022 for a period of up to six months by action of the Trustees and upon provision of at least sixty (60) days prior notice to affected shareholders, without a vote of the shareholders of the Trust, or (iii) the term of the Trust may be extended for any longer period by the affirmative vote of the holders of two-thirds (2/3) of the Outstanding Shares of the Trust entitled to vote, provided however that such vote shall be by Majority Shareholder Vote if the extension has previously been approved by the affirmative vote of two-thirds (2/3) of the Trustees. Notwithstanding anything herein to the contrary, following the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to the public offering of any Shares of the Trust, this Section 10.1(a) may not be amended except by the affirmative vote of the holders of two-thirds (2/3) of the

Outstanding Shares of the Trust entitled to vote, provided however that such vote shall be by Majority Shareholder Vote if the amendment has previously been approved by the affirmative vote of two-thirds (2/3) of the Trustees.

      (b) In connection with the termination of the Trust or a Class in accordance with paragraph (a) above, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, which may include the establishment of a liquidating trust or similar vehicle, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or assets of the Trust allocable to the particular Class thereof to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Shares of the Trust or such Class in the manner determined by the Trustees, provided that Shareholders of a particular Class shall be entitled to receive a pro rata share of the net assets of the Trust allocable to such Class only. Thereupon, the Trust or the Class shall terminate, and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust or such Class shall be canceled and discharged and without limiting the foregoing, in the event that following the final distribution of the net assets of and the termination of the Trust, the Trust receives or is entitled to receive any assets, the Trustees shall be under no obligation to distribute or provide for the distribution of such assets to the Shareholders of the Trust, but may make such other arrangements for the distribution of such assets as they shall determine in their sole discretion to be reasonable or appropriate under the circumstances. The Trustees shall file or cause to be filed any instruments as may be required to be filed with the Commonwealth of Massachusetts or any other governmental office where such filing may be required in connection with the termination of the Trust or any Class thereof.

      SECTION 10.2 SALE OF ASSETS; REORGANIZATION; CERTAIN TRANSACTIONS. (a) Sales of Assets and Reorganizations. The Trustees may authorize the Trust or any Class thereof to sell, lease, transfer, pledge, exchange, convey or dispose of all or substantially all of the Trust Property (or all or substantially all of the Trust Property allocated to such Class), including its good will, to any one or more business trusts or other business entities or series or classes thereof (including another Class of the Trust) or to merge, consolidate, or reorganize with or into any one or more business trusts or other business entities or series or classes thereof upon such terms and conditions and for such consideration (which may include the assumption of some or all of the outstanding obligations and liabilities, accrued or contingent, whether known or unknown, of the Trust or such Class) as may be authorized by the Trustees. Notwithstanding the foregoing, in the event that such a transaction is required by applicable law to be approved by Shareholders of the Trust or any Class of the Trust, such transaction shall require approval at a meeting of Shareholders called for the purpose by the affirmative vote of the holders of not less than two-thirds (2/3) of the Outstanding Shares of the Trust or of such Class entitled to vote, or (b) by the written consent, without a meeting, of the holders of not less than two-thirds of such Shares, provided, however, that if such merger, consolidation, sale, lease or exchange has been previously approved by the affirmative vote of two-thirds (2/3) of the Trustees, a Majority

Shareholder Vote, voted in person or by proxy, shall be sufficient authorization, and provided further that, if there are then Preferred Shares outstanding, in the case of any of the foregoing transactions constituting a plan of reorganization (as such term is used in the 1940 Act) which adversely affects the Preferred Shares within the meaning of Section 18(a)(2)(D) of the 1940 Act, and if approval by the holders of Preferred Shares is therefore required under the 1940 Act, approval, adoption or authorization of the action in question will also require the affirmative vote of the holders of two-thirds ( 2/3) of the Preferred Shares voting as a separate class; provided however that such separate class vote shall be by a Majority Shareholder Vote if the action in question has previously been approved, adopted or authorized by the affirmative vote of two-thirds (2/3) of the Trustees. The foregoing provisions will apply, mutatis mutandis, to any sale or reorganization involving a series or sub-class of a Class.

      (b) Certain Transactions. Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (iii) of this subsection, the types of transactions described in paragraph (ii) of this subsection (b) shall require the affirmative vote or consent of the holders of two-thirds (2/3) of the Outstanding Shares entitled to vote, when a Principal Shareholder (as defined in paragraph (i) of this subsection) is determined in good faith by the Trustees to be a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the Shareholders otherwise required by law, by this Declaration, or by the terms of any Preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

            (i) The term "Principal Shareholder" shall mean any Person which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the Outstanding Shares and shall include any affiliate or associate, as such terms are defined below, of a Principal Shareholder, or persons acting in concert. For the purposes of this Section, in addition to the Shares which a Person beneficially owns directly, (a) any Person shall be deemed to be the beneficial owner of any Shares (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Trust) or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause
      (1) above), by any other Person with which its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on December 1, 1986, and (b) the Outstanding Shares shall include Shares deemed owned through application of clauses (1) and
      (2) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

            (ii) This Section shall apply to the following transactions:

                  (1) the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;

                  (2) the issuance of any securities of the Trust to any
            Principal Shareholder for cash other than pursuant to a dividend reinvestment or similar plan available to all Shareholders;

                  (3) the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period);

                  (4) the sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

            (iii) The provisions of this subsection shall not be applicable to
      (1) any transaction, including without limitation, any rights offering, made available on a pro rata basis to all Shareholders of the Trust or class thereof unless the Trustees specifically make such transaction subject to this Section 10.2, (2) any of the transactions described in paragraph (ii) of this subsection if two-thirds (2/3) of the Trustees shall have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, or (3) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

            (iv) The Trustees shall have the power and duty to determine for the purposes of this subsection, on the basis of information known to the Trust, whether (1) a Person beneficially owns more than five percent (5%) of the outstanding Shares, (2) a Person is an "affiliate" or "associate" (as defined above) of another or acting in concert with another, (3) the assets being acquired or leased to or by the Trust or any subsidiary thereof, constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (4) the memorandum of understanding referred to in paragraph (iii) hereof is substantially consistent with the transaction covered thereby. Any such determination made in good faith shall be conclusive and binding for all purposes of this subsection.

      SECTION 10.3 CONVERSION. Notwithstanding any other provision of this Declaration, if the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in the 1940 Act, is required to be approved by some or all of the Shareholders of the Trust under the 1940 Act, such conversion shall require the affirmative vote or consent of the holders of two-thirds (2/3) of the Shares outstanding and entitled to vote, provided that if there are Preferred Shares outstanding, the affirmative vote of the holders of two-thirds (2/3) of the Preferred Shares voting as a separate class shall also be required; provided however that such votes shall be by Majority Shareholder Vote if the action in question has previously been approved by the affirmative vote of two-thirds (2/3) of the Trustees. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by the terms of any Statement relating to Preferred Shares, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

      SECTION 10.4 COMBINATION OF CLASSES. The authority of the Trustees under this Article X with respect to the merger, consolidation, sale of assets or reorganization of any Class of the Trust is in addition to the authority of the Trustees under Section 4.9 hereof to combine two or more Classes of the Trust into a single Class.

                                   ARTICLE XI

                       AMENDMENTS; FILINGS; MISCELLANEOUS

      SECTION 11.1 AMENDMENTS TO DECLARATION. (a) Except as otherwise provided in Section 10.1(a) hereof, the Trustees may by vote of a majority of the Trustees then in office amend or otherwise supplement the Declaration by making an amendment, a Declaration supplemental hereto or an amended and restated Declaration, provided, however, that an amendment to any provision of Article V hereof shall require the vote of two-thirds (2/3) of the Trustees then in office.

      (b) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair any exemption from or limitation of personal liability of any Person who is or has been a Shareholder, Trustee, officer or employee of the Trust, or limit the rights to indemnification, advancement of expenses or insurance provided in Article IX with respect to actions or omissions of persons entitled to indemnification, advancement of expenses or insurance under such Article prior to such amendment.

      SECTION 11.2 FILINGS; COPIES OF DECLARATION; COUNTERPARTS; HEADINGS. An original or a copy of this instrument, of each amendment and/or restatement hereto and any Statement executed in accordance with Section 4.9 hereof shall be kept in the office of the Trust where it may be inspected by any Shareholder, and an original or copy shall also be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required, provided, however, that the failure to so file will not invalidate this instrument, any properly authorized amendment and/or restatement hereto, or Statement. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments, restatements or Statements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments, restatements or Statements. This instrument, each amendment and/or restatement hereto and any Statement may be executed in any number of counterparts, each of which shall be deemed an original. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control.

      SECTION 11.3 TRUSTEES MAY RESOLVE AMBIGUITIES. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

      SECTION 11.4 APPLICABLE LAW; JURY WAIVER. (a) The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts, without reference to its conflicts of law rules, as a Massachusetts business trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers and privileges afforded to business trusts or actions that may be engaged in by business trusts, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

      (b) Notwithstanding the first sentence of Section 11.4(a) hereof, there shall not be applicable to the Trust, the Trustees or this Declaration any provisions of the laws (statutory or common) of the Commonwealth of Massachusetts (other than Chapter 182 of the Massachusetts General Laws) or any other state pertaining to trusts, including by way of illustration and without limitation, laws that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or
(vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees, if such laws are inconsistent with the authorities and powers or limitation on liability of the Trustees set forth or referenced in this Declaration.

      (c) No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

      (d) Any action commenced by a Shareholder, directly or derivatively, against the Trust or a Class thereof, its Trustees or officers, shall be brought only in a court of competent jurisdiction in Chicago, Cook County, Illinois, or if venue does not lie in any such court only in a court of competent jurisdiction within the State of Illinois (the "Chosen Courts"). The Trust, its Trustees and officers, and its Shareholders each (a) consent to jurisdiction in the Chosen Courts; (b) waive any objection to venue in any of the Chosen Courts and (c) waive any objection that any of the Chosen Courts is an inconvenient forum.

      (e) In any action commenced by a Shareholder against the Trust or any Class thereof, its Trustees or officers, or as a derivative action on behalf of the Trust or any Class thereof, there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

      SECTION 11.5 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision, in whole or in part, is in conflict with the 1940 Act, any applicable provisions of the Code and the regulations thereunder, or with other applicable laws and regulations, the conflicting provision, or the conflicting part or parts thereof, shall be deemed not to constitute a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of this Declaration shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such provision, or such part or parts thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

      SECTION 11.6 WRITINGS. To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine:

      (a) any requirements in this Declaration or in the By-laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees provided such form is capable of conversion into a written form within a reasonable time; and

      (b) any requirements in this Declaration or in the By-laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

                            [Signature page follows]

      IN WITNESS WHEREOF, the undersigned, being the sole Trustee of the Trust, has executed this instrument as of the date first written above.


                                           /s/ W. Scott Jardine
                                           -----------------------------
                                           W. Scott Jardine, as Trustee
                                           120 East Liberty Drive
                                           Suite 400
                                           Wheaton, IL 60187